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                                                                 Exhibit 10.1.27

[LETTERHEAD OF ADVANCED TELECOMMUNICATIONS, INC.]

To:         Steven K. Wachter

From:       Richard A. Smith, Chief Financial Officer/ Chief Operating Officer

Date:       July 19, 1999

Subject:    Outline of Employment Offer to Steven K. Wachter

I am pleased to present the following outline of Advanced Telecommunications, Inc., (ATI) offer to you for the position of Senior Vice President -- Sales.

1.    Annual Direct Compensation
      Annual compensation will be $130,000.

2.    Incentive Compensation
      You will be eligible for an annual performance incentive pay package that could max out at 60% of your annual base pay. The performance targets will be based on the following metrics:

            Revenue
            Gross Margin
            Consolidated EBITDA
            Customer Satisfaction

      Performance incentive targets and pay will be assessed and granted quarterly upon completion of the year-end audit, reviewed and approved by the ATI Board of Directors.

            Base Plan (30%): Will represent the Company's budget on an annual basis.

            Target Plan (45%): Will represent the Company's budget adjusted as follows:

                              o Revenue = 104% of Budget
                              o Margin = 103% of Budget
                              o EBITDA = 89% of Budgeted Loss

            Premier Plan (60%): Will represent targets above budget that represent truly premier performance.

                              o Revenue = 107% of Budget
                              o Margin = 107% of Budget
                              o EBITDA = 79% of Budgeted Loss

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July 19, 1999

3.    Option Grants
      You will be granted a total of 123,000 stock options broken down as follows:

                                 Tranche I       Tranche II          Total
                                 ---------       ----------          -----
      Shares                      90,000           33,000           123,000
      Strike Price                $5.41             $.01              NA

      Tranche II options are provided to you in order to replace the value of your Ameritech options and pension if you do not receive them. The options will be earned and vested on your anniversary as follows;

                                              Share Vesting    Percent Vesting
                                              -------------    ---------------
         End of Year      One                    24,600              20%
                          Two                    24,600              20%
                          Three                  24,600              20%
                          Four                   24,600              20%
                          Five                   24,600              20%
                                              -------------    ---------------
                          Total                 123,000             100%

      Should there be a change of control at ATI, all options granted will immediately be earned and vested.

      If the existing private equity funding process does not yield a $5.41 per share price, your exercise price will be the lesser of the private equity price per share or $5.41, whichever is lower.

      It is the objective of management and our key outside investor (Stolberg, Meehan and Seano) to increase the value of ATI at an annualized rate of at least 30% per year. See the following analysis for the estimated value generated by this grant over the next five (5) years:

      Estimated Value of S. Wachter Stock Options

                                         10%      20%      30%      40%     50%
                                       Growth   Growth   Growth   Growth  Growth
                                       ------   ------   ------   ------  ------
      Initial Grant (123,000 shares)    $.6M    $1.2M    $2.0M    $3.1M   $4.6M

      Note: These estimates of the future projected value of the option grant do not imply any guaranteed value -- but are based solely on management's/investor's expectations and their internal forecasts.

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July 19, 1999

      As a key member of the ATI executive team, you will also eligible for additional option grants based on your individual performance and performance of ATI.

4.    Other Benefits
      You will also be eligible for a complete range of company benefits, including 401(k) (25% match on the first 6% contributed), health club membership reimbursement (family reimbursement is $35.00 per month), medical coverage, and company paid parking.

5.    Contingencies
      This offer is contingent upon successful completion of a physical examination, reference/background checks, and successful negotiation out of any/all applicable non-competes that you may have with your existing company.

6.    Relocation
      ATI will provide a relocation package to the Executive that is intended to allow the employee to remain neutral from a compensation perspective. This package will include the following elements:
      a) Out of pocket costs for home search (up to two family trips).
      b) All real estate commissions paid to a third party for sale of the primary dwelling.
      c) Points required to make interest rates equivalent to the current rate that the Executive pays.
      d) Closing costs on the sale and purchase of a primary dwelling.
      e) Temporary living expenses until a residence is occupied in Minneapolis if necessary.
      f) Home travel every two (2) weeks until the Executive's family is relocated.
      g) All household moving expenses with a licensed national moving company.
      h) One (1) month salary for incidentals, decorating, etc.

Steve -- I am looking forward to working with you at ATI and know that under your leadership. the sales effort will add significant value to the shareowners of our Company. After you receive, please call me at (612) 519-6626 to discuss.

Accepted by: /s/ Steven K. Wachter                   Date: July 20, 1999
             ------------------------------
             Steven K. Wachter

xc: File -- Steven K. Wachter